Exhibit 10.6

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made and entered into as of the __ day of ______________, ______ by and between EQT Infrastructure Company LLC, a Delaware limited liability company (the “Company”), and the undersigned Indemnitee (“Indemnitee”).

WHEREAS, at the request of the Company, Indemnitee currently serves as a director and/or an officer of the Company and may, therefore, be subjected to claims, suits or proceedings arising as a result of Indemnitee’s service;

WHEREAS, as an inducement to Indemnitee to serve or continue to serve as a director and/or an officer, the Company has agreed to indemnify Indemnitee and to advance expenses and costs incurred by Indemnitee in connection with such claims, suits or proceedings; and

WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification and advance of expenses;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the LLC Agreement. For purposes of this Agreement:

(a) “action,” “proceeding” or “suit” shall be broadly construed and shall include, without limitation, the investigation, inquiry, hearing, preparation, prosecution, defense, mediation, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, arbitration, alternative dispute mechanism or proceeding, whether civil, criminal, administrative or investigative, and whether made pursuant to federal, state or other law.

(b) “Determination” means a determination that either (1) Indemnitee is entitled to indemnification under this Agreement (a “Favorable Determination”) or (2) Indemnitee is not entitled to indemnification under this Agreement (an “Adverse Determination”).

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the proceeding in respect of which indemnification and/or advance of expenses is sought by Indemnitee.

(d) “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Company or any third party), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of an action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amounts of judgments and fines or amounts paid in settlement.

(e) “Indemnified Party” means members of the Board of Directors, the Manager, the officers of the Company, the Class Q Members, EQT AB and their respective Affiliates, directors, officers, representatives, agents, consultants, shareholders, members, managers, partners and employees, and any other Person who serves at the request of EQT AB or its Affiliates as a director, officer, agent, consultant, member, manager, partner, shareholder, trustee or employee of the Company or any other Person.

(f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of limited liability company law and neither is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to or participant or witness in the proceeding giving rise to a claim for indemnification or advance of expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g) “LLC Agreement” means the Company’s Limited Liability Company Agreement, as amended from time to time.

Section 2. Services by Indemnitee. Indemnitee will serve as a director and/or an officer of the Company. However, this Agreement shall not impose any independent obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company. Indemnitee shall be entitled to resign or otherwise terminate such service with immediate effect at any time, and neither such resignation or termination nor the length of such service shall affect Indemnitee’s rights under this Agreement. This Agreement shall not be deemed an employment contract, supersede any employment agreement to which Indemnitee is a party or create any right of Indemnitee to continued employment or appointment.

Section 3. General. Subject to the limitations in Section 4, to the fullest extent permitted by applicable law, the Company will indemnify and hold harmless Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnitee, or for any breach of contract (including breach of the LLC Agreement) or any breach of duties (including breach of fiduciary duties) whether arising under the LLC Agreement, at law, in equity or otherwise.

The indemnification provided by this Agreement shall be in addition to any other rights to which an Indemnitee may be entitled under the LLC Agreement, any other agreement, pursuant to any vote of the Members, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnified Party and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

Section 4. Certain Limits on Indemnification. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification:

(a) if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that Indemnitee’s action or omission constitutes fraud, willful misconduct or bad faith or Indemnitee’s actions or omissions were not made during the course of (A) performing or pursuant to Indemnitee’s duties as a director, officer, trustee, manager, employee, member or agent of the Company or an Affiliate, director, officer, representative, agent, consultant, shareholder, member, manager, partner or employee thereof or (B) performing actions at the request of EQT AB or its Affiliates, in the case of both (A) and (B) in respect of, arising out of or in furtherance of the interests of (1) the Company, its subsidiaries or its portfolio companies or (2) the Indemnitee’s activities related to the foregoing entities;

(b) in respect of an action, suit or proceeding (or part thereof) initiated by Indemnitee, except with respect to any compulsory counterclaim brought by Indemnitee in response to an action, suit or proceeding otherwise indemnifiable under this Agreement or an action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement (which shall be governed by the provisions of Section 8), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors;

(c) for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in such action, suit or proceeding in establishing Indemnitee’s right, in whole or in part, to indemnification or advancement of expenses hereunder (in which case, such indemnification or advancement shall be provided to the fullest extent permitted by law), or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish his or her right to indemnification, Indemnitee is entitled to indemnification for such expenses;

(d) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board of Directors; and

(e) in any circumstance where such indemnification has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal, or the time within which an appeal must be filed has expired without such filing having been made, to be prohibited by law.

Any indemnification or advancement of expenses pursuant to this Agreement shall be made only out of the assets of the Company. EQT AB and its Affiliates and no Members of the Company shall be liable for such indemnification or advancement of expenses and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification or advancement of expenses. In no event may the Indemnitee subject any Member to liability by reason of the rights to indemnification or advancement of expenses set forth in this Agreement.

Section 5. Advance of Expenses for Indemnitee. To the fullest extent permitted by law, the Company shall promptly pay expenses (including reasonable attorneys’ fees and expenses) incurred by any person pursuant to Section 3 in appearing at, participating in or defending any action, suit, claim or proceeding in advance of the final disposition of such action, suit, claim or proceeding, including appeals, upon presentation of an undertaking on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified under Section 4 or otherwise.

Section 6. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request as soon as practicable, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary or appropriate to determine whether and to what extent Indemnitee is entitled to indemnification. The Company shall not be relieved of its obligations under this Agreement based on any failure or delay in giving such notice unless and to the extent that (i) none of the Company or its subsidiaries are party to or aware of such proceeding and (ii) the Company is materially prejudiced by such failure or delay. Subject to the foregoing, Indemnitee may submit one or more such requests from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion. The officer of the Company receiving any such request from Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 6(a) above, a Determination, if required by applicable law, with respect to Indemnitee’s entitlement shall promptly be made by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors or, if such a quorum cannot be obtained, then by a majority vote of a duly authorized committee of the Board of Directors consisting solely of one or more Disinterested Directors, or if there are no Disinterested Directors that can make the Determination, by Independent Counsel appointed by the Board of Directors. If it is so determined that Indemnitee is entitled to indemnification, the Company shall make payment to Indemnitee within ten days after such Determination. Indemnitee shall cooperate with the person, persons or entity making such Determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary or appropriate to such Determination. Any reasonable expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such Determination shall be borne by the Company (irrespective of whether the Determination is a Favorable Determination or an Adverse Determination) and the Company shall indemnify and hold Indemnitee harmless therefrom.

(c) The Company shall pay the reasonable fees and expenses of Independent Counsel, if one is appointed pursuant to Section 6(b).

Section 7. Presumptions and Effect of Certain Proceedings.

(a) In making a Determination hereunder, the person or persons or entity making such Determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption and may only do so by showing that there is a reasonable basis to support it.

(b) The termination of any proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, upon a plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.

(c) The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to Indemnitee for purposes of determining any other right to indemnification under this Agreement.

Section 8. Remedies of Indemnitee.

(a) If (i) an Adverse Determination is made pursuant to Section 6(b) of this Agreement, (ii) advance of expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no Favorable Determination shall have been made pursuant to Section 6(b) of this Agreement within 60 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement within ten days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to any other section of this Agreement is not made within ten days after a Favorable Determination, Indemnitee shall be entitled to an adjudication of Indemnitee’s entitlement to such indemnification or advance of expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence a proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8(a). Except as set forth herein, the provisions of Delaware law (without regard to its conflicts of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In any judicial proceeding or arbitration commenced pursuant to this Section 8, Indemnitee shall be presumed to be entitled to indemnification or advance of expenses, as the case may be, under this Agreement and the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of expenses, as the case may be. Any proceeding commenced by Indemnitee pursuant to Section 8 shall be de novo with respect to all determinations of fact and law. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 8, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 5 of this Agreement until a final Determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

(c) If a Favorable Determination shall have been made pursuant to Section 6(b) of this Agreement, the Company shall be bound by such Favorable Determination in any judicial proceeding or arbitration commenced pursuant to this Section 8, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(d) In the event that Indemnitee is successful in seeking, pursuant to this Section 8, a judicial adjudication of or an award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company for, any and all expenses actually and reasonably incurred by Indemnitee in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advance of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 9. Defense of the Underlying Proceeding.

(a) Indemnitee shall notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, request or other document relating to any proceeding which may result in the right to indemnification or the advance of expenses hereunder and shall include with such notice a description of the nature of the proceeding and a summary of the facts underlying the proceeding. The failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of expenses under this Agreement unless the Company’s ability to defend in such proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.

(b) Subject to the provisions of the last sentence of this Section 9(b) and of Section 9(c) below, the Company shall have the right to defend Indemnitee in any proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within 15 days following receipt of notice of any such proceeding under Section 9(a) above. The Company shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise with respect to Indemnitee which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee or (iii) would impose any expense, judgment, fine, penalty or limitation on Indemnitee. This Section 9(b) shall not apply to a proceeding brought by Indemnitee under Section 8 of this Agreement.

(c) Notwithstanding the provisions of Section 9(b) above, if in a proceeding to which Indemnitee is a party by reason of Indemnitee’s status as an Indemnified Party, (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld or delayed, that Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld or delayed, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld or delayed, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld or delayed, at the expense of the Company (subject to Section 8(d) of this Agreement), to represent Indemnitee in connection with any such matter.

Section 10. Non-Exclusivity; Survival of Rights; Primacy of Indemnification; Subrogation.

(a) The rights to indemnification and advancement of expenses conferred in this Agreement shall not be exclusive of any rights to which any Indemnitee may otherwise be entitled or hereafter acquire under any law, statute, rule, regulation, charter document, by-law, contract or agreement. Unless consented to in writing by Indemnitee, no amendment, alteration or repeal of the LLC Agreement, this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s status as an Indemnified Party prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.

(b) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 11. Insurance.

(a) The Company may purchase and maintain (or reimburse the Manager or its Affiliates for the cost of) insurance, on behalf of Indemnitee, against any liability that may be asserted against, or expense that may be incurred by, Indemnitee in connection with the Company’s activities or Indemnitee’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement.

(b) Indemnitee shall cooperate with the Company or any insurance carrier of the Company with respect to any proceeding.

Section 12. Coordination of Payments. The indemnification obligation of the Company to an Indemnitee with respect to any indemnifiable amounts shall be reduced by any indemnification payments actually received by such Indemnitee from any member of the Company Group with respect to the same indemnifiable amounts. Solely for purposes of clarification, and without expanding the scope of indemnification pursuant to this Agreement, the parties hereto intend that, to the maximum extent permitted by law, as between (a) the Company Group and (b) the Company, this Agreement shall be interpreted to reflect an ordering of liability for potentially overlapping or duplicative indemnification payments, with any applicable person in the Company Group having primary liability and the Company having only secondary liability. The possibility that an Indemnitee may receive indemnification payments from a person in the Company Group shall not restrict the Company from making payments under this Agreement to an Indemnitee that is otherwise eligible for such payments, but such payments by the Company are not intended to relieve any person in the Company Group from any liability that it would otherwise have to make indemnification payments to such Indemnitee and, if an Indemnitee that has received indemnification payments from the Company actually receives duplicative indemnification payments from a person in the Company Group for the same indemnifiable amounts, such Indemnitee shall repay the Company to the extent of such duplicative payments. If, notwithstanding the intention of this Agreement, a person in the Company Group’s obligation to make indemnification payments to an Indemnitee is relieved or reduced under applicable law as a result of payments made by the Company pursuant to this Agreement, or if otherwise necessary to effect the intention of the parties hereto in this Agreement, the Company shall have, to the maximum extent permitted by law, a right of subrogation against (or contribution from) such Person in the Company Group for amounts paid by the Company to an Indemnitee that relieved or reduced the obligation of such person in the Company Group to such Indemnitee. As used in this Agreement, “indemnification” payments made or to be made by a person in the Company Group shall be deemed to include (i) advancement of expenses in connection with indemnification obligations, (ii) payments made or to be made by any successor to the indemnification obligations of such person in the Company Group and (iii) equivalent payments made or to be made by or on behalf of such person in the Company Group (or such successor) pursuant to an insurance policy or similar arrangement.

Section 13. Contribution. If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason, other than for failure to satisfy the standard of conduct set forth in Section 3 or due to the provisions of Section 4, then, with respect to any proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for expenses, judgments, penalties, and/or amounts paid or to be paid in settlement, in connection with any proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

Section 14. Certain Settlement Provisions. Notwithstanding any other provision herein to the contrary, the Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without the Company’s prior written consent. The Company shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

Section 15. Duration of Agreement; Binding Effect.

(a) This Agreement shall continue until and terminate on the later of (i) the date that Indemnitee shall have ceased to serve as a director or officer of the Company and (ii) the date that Indemnitee is no longer subject to any actual or possible proceeding (including any rights of appeal thereto and any proceeding commenced by Indemnitee pursuant to Section 8 of this Agreement).

(b) The indemnification and advance of expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director or officer of the Company, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(c) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(d) The Company and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Company hereby waives any such requirement of such a bond or undertaking.

Section 16. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 17. Identical Counterparts. This Agreement may be executed in one or more counterparts (delivery of which may be by facsimile or via e-mail as a portable document format (.pdf) or other electronic format), each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 18. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver, unless otherwise expressly stated, constitute a continuing waiver.

Section 20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, on the day of such delivery, (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed or (iii) sent by email transmission, with receipt of oral or written confirmation that such transmission has been received:

(a) If to Indemnitee, to the address set forth on the signature page hereto.

(b) If to the Company, to:

EQT Infrastructure Company LLC

1114 Avenue of the Americas, 45th Floor

New York, NY 10036

Attn: Bethany Oleynick

Email: legal@eqtpartners.com

or to such other address as may have been furnished in writing to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 21. Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 22. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws rules.

Section 23. Service of Process and Venue. The Company and Indemnitee hereby (i) irrevocably and unconditionally agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware, or if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the other courts of the State of Delaware or in the United States District Court for the District of Delaware (the “Delaware Courts”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Delaware Courts for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) agree that service of process on such party as provided in Section 20 shall be deemed effective service of process on such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) irrevocably and unconditionally waive any objection to the laying of venue of any such action or proceeding in the Delaware Courts, and (v) irrevocably and unconditionally waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Courts has been brought in an improper or inconvenient forum.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

EQT Infrastructure Company LLC

By:
Name:
Title:

INDEMNITEE:

Name:
Address:
Email: